Exhibit 10.15

M E M O R A N D U M

TO:

FROM:	Compensation Committee

DATE:	____________, 2012

RE:	2012 Bonus Program

You have been selected to participate in the LKQ Corporation Management Incentive Plan (“MIP”) for purposes of your potential 2012 bonus. The potential bonus described in this letter is subject to all of the terms and conditions set forth in the MIP (a copy of which is attached to this letter).

Performance Period:	January 1, 2012 to December 31, 2012

Performance Goals:
The diluted earnings per share of LKQ Corporation ("EPS") for the Performance Period; provided, however, that EPS shall be increased to the extent that EPS was reduced in accordance with GAAP by objectively determinable amounts due to:

1. A change in accounting policy or GAAP;
2. Dispositions of assets or businesses;
3. Asset impairments;
4. Amounts written off in connection with any refinancing of the Company's credit facility;
5. Losses on interest rate swaps resulting from mark to market adjustments or discontinuing hedges;
6. Board approved restructuring charges;
7. Losses related to environmental, legal, product liability or other contingencies;
8. Changes in tax laws;
9. Losses from discontinued operations; and
10. Other extraordinary, unusual or infrequently occurring items as disclosed in the Company's financial statements or filings under the Securities Exchange Act of 1934.

In addition, the Compensation Committee shall adjust the Performance Goals or other features of the Award that relate to the value or number of the shares of common stock of the Company to reflect any stock dividend, stock split, recapitalization, combination or exchange of shares, or other similar changes in such stock. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may reduce the Actual Award payable to you below that which otherwise would be payable pursuant to the Payout Formula or may eliminate the Actual Award.

Target Award:	___% of Base Salary

Payout Formula:

EPS ($)	Percentage of Base Salary

Less than ___	0

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